EXHIBIT 1

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                                   SADIA DIVULGA SEU FATURAMENTO BRUTO NO MERCADO INTERNO, EXTERNO
                                                    E TOTAL DE DEZEMBRO DE 2002.


                                                      SADIA S.A. - CONSOLIDADO
                                                   LEG. SOCIETARIA (EM R$ MILHOES)

    RECEITA OPERACIONAL BRUTA       ACUMULADO (JANEIRO A DEZEMBRO)     ACUMULADO NO. 4(DEGREE)TRIMESTRE                 DEZEMBRO
                                   2002       2001          VAR %         2002        2001       VAR %       2002    2001     VAR %
VENDAS DE PRODUTOS E MERCADORIAS  4.689,3      4.017,1        16,7%     1.384,0     1.169,3       18,4%     510,1    408,5    24,9%
        Mercado Interno           2.729,9      2.497,9         9,3%       820,4       728,4       12,6%     323,5    268,8    20,3%
        Mercado Externo           1.959,4      1.519,2        29,0%       563,6       440,9       27,8%     186,6    139,7    33,6%

Nota: Informacoes auditatdas ate setembro de 2002

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                                  SADIA INFORMS ITS GROSS OPERATING REVENUE FROM BOTH DOMESTIC AND
                                         EXPORT SALES AND TOTAL REVENUES FOR DECEMBER 2002.

                                                         SADIA S.A. - CONSOLIDATED
                                                 BRAZILIAN CORPORATE LAW (IN R$ MILLIONS)

     GROSS OPERATING REVENUE          YTD (JANUARY - DECEMBER)                    QTD (4Q02)                        DECEMBER
                                   2002       2001          VAR %         2002        2001        VAR %       2002    2001     VAR %
TOTAL SALES                       4.689,3      4.017,1       16,7%     1.384,0     1.169,3        18,4%     510,1    408,5    24,9%
        Domestic Market           2.729,9      2.497,9        9,3%       820,4       728,4        12,6%     323,5    268,8    20,3%
        Export                    1.959,4      1.519,2       29,0%       563,6       440,9        27,8%     186,6    139,7    33,6%

Note: Audited Figures through September 2002
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